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Dori Kesten
Capital Markets
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY ACQUIRES THE BELLMOOR INN & SPA

BETHESDA, Maryland, October 8, 2026 – DiamondRock Hospitality Company (the “Company”) announced today its acquisition of the fee simple interest in The Bellmoor Inn & Spa (the “Hotel” or “The Bellmoor”), a 79-room luxury resort in Rehoboth Beach, Delaware, for total consideration of $31.0 million, or approximately $392,000 per key. The acquisition was funded with cash on hand and represents an attractive opportunity to acquire an independent resort in a supply-constrained market with strong in-place cash flow and meaningful operational upside.

Based on the Hotel’s trailing twelve-month results ended August 2026, the acquisition price represents a 10.4x Hotel EBITDA multiple and an 8.6% capitalization rate on Hotel net operating income (NOI). Following the implementation of the Company's asset management initiatives and completion of planned off-season capital improvements, the Hotel is projected to generate a stabilized Hotel NOI yield of approximately 9.5%. The acquisition is not expected to have a material impact on the Company’s fourth quarter 2026 earnings.

"The acquisition of The Bellmoor reflects our track record of leveraging long-standing relationships to uncover compelling investment opportunities. Southern Delaware is one of the East Coast’s most attractive leisure lodging markets, drawing affluent repeat visitors from the Northeast Corridor and benefiting from significant barriers to new lodging supply. Combined with our attractive acquisition basis and proven asset management platform, we believe these enduring fundamentals position The Bellmoor to generate meaningful free cash flow growth and long-term value for our shareholders," said Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company.

ABOUT THE COMPANY

DiamondRock Hospitality Company (Nasdaq: DRH) is a self-advised real estate investment trust (REIT) that owns a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 35 premium quality hotels and resorts with 9,479 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.

These risks include, but are not limited to, those risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 27, 2026 and our Quarterly Reports on Form 10-Q filed on April 30, 2026 and July 30, 2026. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel NOI

The following table is a reconciliation of the Hotel's GAAP net income to Hotel EBITDA and Hotel NOI. Hotel NOI represents Hotel EBITDA after the deduction of a capital reserve equal to 4% of Hotel revenues (in millions).

Trailing Twelve Months Ended August 31, 2026
(unaudited)
Hotel Net Income	$1.6
Depreciation and amortization	1.4
Hotel EBITDA	3.0
Capital reserve	(0.3)
Hotel NOI	$2.7

Hotel EBITDA and Hotel NOI are non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. The Company’s presentation of Hotel EBITDA and Hotel NOI should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of a hotel’s financial performance. The Company presents Hotel EBITDA and Hotel NOI because it believes these measures provide investors and analysts with an understanding of hotel-level operating performance.

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